     As filed with the Securities and Exchange Commission on October 11, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            EXCEL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

               MARYLAND                                     33-0160389
     (State or other jurisdiction                          (IRS Employer
   of incorporation or organization)                   Identification Number)


                         16955 VIA DEL CAMPO, SUITE 110
                           SAN DIEGO, CALIFORNIA 92127
                                 (619) 485-9400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                                           Copies to:
              RICHARD B. MUIR                         SCOTT N. WOLFE, ESQ.
  EXECUTIVE VICE PRESIDENT AND SECRETARY                LATHAM & WATKINS
      16955 VIA DEL CAMPO, SUITE 110               701 "B" STREET, SUITE 2100
        SAN DIEGO, CALIFORNIA 92127                SAN DIEGO, CALIFORNIA 92101
              (619) 485-9400                             (619) 236-1234
    (Name, address, including zip code,
and telephone number, including area code,
           of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     Proposed               Proposed
                                            Amount                    Maximum                Maximum                 Amount of
                Title of Shares              to be                   Aggregate              Aggregate              Registration
               to be Registered           Registered             Price Per Unit(1)      Offering Price(1)               Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value  . . . .      121,388                  $21.9375              $2,662,949.25               $807.00
====================================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, and based on a per share price of $21.9375, the average of the high and low prices of the Company's common stock as reported on the New York Stock Exchange on October 7, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  Page 1 of 17
                            Exhibit Index on Page 14

PROSPECTUS
                            EXCEL REALTY TRUST, INC.

            121,388 Shares of Common Stock, Par Value $0.01 Per Share

         This Prospectus relates to 121,388 shares of common stock, par value $0.01 per share (the "Common Stock"), of Excel Realty Trust, Inc., a Maryland corporation (the "Company"), which may be offered from time to time by certain stockholders of the Company (such holders being hereinafter described as the "Selling Stockholders"). The shares of Common Stock to be registered hereunder are hereinafter referred to as the "Securities." The Selling Stockholders may acquire the Securities upon the exercise of certain outstanding warrants (the "Warrants") to purchase shares of Common Stock. The Warrants were acquired from the Company in private placements in April 1993, are exercisable from time to time at an exercise price of $20.25 per share of Common Stock and expire on April 16, 1998.

         All of the Securities are to be offered for the account of the Selling Stockholders. The Selling Stockholders, directly or through agents, dealers or underwriters, may offer and sell from time to time all or any part of the Securities held by each of them in amounts and on terms to be determined or at quoted prices then prevailing on the New York Stock Exchange. To the extent required, the amounts of the Securities to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Securities. The Selling Stockholders will pay any sales commissions or other seller's compensation applicable to such transactions. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act. The Selling Stockholders may pledge or otherwise encumber shares covered by this Prospectus pursuant to agreements with lenders, and to the extent such shares subsequently become the property of such lenders pursuant to such agreements, such shares may be offered and sold from time to time by such lenders in the manner set forth above. The Company has agreed to indemnify certain of the Selling Stockholders and any underwriter (as defined in the Securities Act) for such Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         The Company will not receive any of the proceeds from the sale of the Securities.

         The Company has agreed to pay all costs of the registration of the Securities. Such costs, fees and disbursements are estimated to be approximately $20,000.

         The Common Stock to be registered hereunder is listed for trading on the New York Stock Exchange under the symbol "XEL."

                        ---------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
         ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                              CONTRARY IS UNLAWFUL.
                        ---------------------------------

               The date of this Prospectus is ____________, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's Exchange Act file number is 1-12244. Reports, proxy statements and other information filed by the Company in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic reports, proxy statements and other information filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on May 8, 1996, and Amendment No. 2 on Form 10-K/A, filed with the Commission on June 4, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 9, 1996, as amended by Amendment No. 1 on Form 10-Q/A, filed with the Commission on June 13, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 12, 1996;

         (d) The Company's Current Report on Form 8-K, filed with the Commission on July 2, 1996;

         (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1995; and

         (f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 30, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request. Requests for such copies should be addressed to the Secretary of the Company, 16955 Via Del Campo, Suite 110, San Diego, California 92127 (telephone number: (619) 485-9400).

                                   THE COMPANY

         The Company is a self-administered, self-managed real estate investment trust ("REIT") which acquires, owns and manages neighborhood and community shopping centers and other retail and commercial properties which are primarily leased on a long-term basis to major retail companies throughout the United States. As of June 30, 1996, the Company owned 39 shopping centers, 72 single tenant properties, three commercial properties and office buildings, and one additional property which was held for sale. As of June 30, 1996, the Company's 114 properties were located in 27 states, contained approximately 7.4 million square feet of gross leasable area and generated approximately $43.8 million in annualized base rental income.

         The Company emphasizes investments in retail properties where a substantial portion of such properties' gross leasable area is subject to long-term net leases to national or regional retail tenants. The Company seeks to lease to national or regional retail tenants that market basic goods and services to consumers and enjoy a leading position in their respective industries.

         The Company's principal executive officers have worked together in acquiring and managing retail and commercial real estate for over 15 years and have administered the investments and affairs of the Company since 1989. As of June 30, 1996, officers and directors of the Company owned approximately 12.9% of the Common Stock.

         The Company has elected to be taxed as a REIT for federal income tax purposes since 1987 and expects to continue to elect such status. Although the Company believes that it was organized and has been operating in conformity with the requirements for qualification under the Internal Revenue Code of 1986, as amended (the "Code"), no assurance can be given that the Company will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal taxation at regular corporate rates. As a result, such a failure would adversely affect the Company's ability to make distributions to its stockholders and could have an adverse effect on the market value and marketability of the Common Stock.

         To ensure that the Company qualifies as a REIT, transfer of the shares of Common Stock is subject to certain restrictions and ownership of capital stock by any single person is limited to 9.8% by value of such capital stock, subject to certain exceptions. The Company's charter provides that any purported transfer in violation of the above-described ownership limitations shall be void ab initio.

         The shares of Common Stock are listed on the New York Stock Exchange under the symbol "XEL." The Company has paid regular and uninterrupted distributions on the Common Stock since it commenced operations as a REIT in 1987. These distributions have increased from $0.18 per share of Common Stock in the fourth quarter of 1987 to $0.46 per share of Common Stock in the second quarter of 1996. The Company intends to continue making regular quarterly distributions to its common stockholders. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made.

         The Company was incorporated under the laws of California in 1985 and reincorporated as a Maryland corporation in July 1993. The Company's executive offices are located at 16955 Via Del Campo, Suite 110, San Diego, California 92127, and the Company's telephone number is (619) 485-9400.

                              SELLING STOCKHOLDERS

         All of the Securities offered hereby will be sold for the account of the Selling Stockholders. Information regarding the Selling Stockholders is set forth in the following table.

                                                              STOCK OWNED        STOCK OFFERED FOR       STOCK OWNED
REGISTERED OWNER                                           PRIOR TO OFFERING    STOCKHOLDERS ACCT.      AFTER OFFERING
----------------                                           -----------------    ------------------      --------------
Baird, Lawrence                                                        7                       7                   0
Balliet, Albert                                                    1,791                   1,027                 764
Barnes, Joy D.                                                       709                     709                   0
Barrutia, Val U.                                                     121                     121                   0
Barta, Anne Code                                                   2,199                     182               2,017
Baumgartner, John                                                     63                      63                   0
Bennett, Roger L.                                                     21                      21                   0
Bergland Company Trust                                             7,237                   7,237                   0
Boone, Robert                                                          5                       5                   0
Bourbeau, Greg                                                     1,943                   1,943                   0
Brady, Michael C.                                                     47                      47                   0
Bresnahan, Terry                                                   1,619                   1,619                   0
Breyer, William Lanich                                               760                      60                 700
Buckhead Financial Corporation                                       860                     860                   0
Burck, Willis                                                         39                      39                   0
Cabot, Mathew A.                                                     243                     243                   0
Campbell, Janet W.                                                   267                     267                   0
Cavin, Thomas F.                                                   1,514                   1,040                 474
Chirpka, Gerald J.                                                   149                     149                   0

                                                              STOCK OWNED        STOCK OFFERED FOR       STOCK OWNED
REGISTERED OWNER                                           PRIOR TO OFFERING    STOCKHOLDERS ACCT.      AFTER OFFERING
----------------                                           -----------------    ------------------      --------------
Christianser, Max V.                                                 145                     145                   0
Cochran, Nicholas Cowles                                           1,070                     682                 388
Cooke, John T.                                                       207                     207                   0
DeVenuta, Martin                                                     168                     168                   0
Dempsey, Cornelius                                                   792                     792                   0
Denkers, Walter                                                      143                     143                   0
Dersjant, Bill                                                         4                       4                   0
Dunbar, Michael                                                       61                      61                   0
First Associated Securities                                        1,426                   1,426                   0
First Wilshire Securities                                            564                     564                   0
Fleet, William                                                        58                      58                   0
Foothill Securities, Inc.                                            630                     630                   0
Ford, Irving                                                         100                     100                   0
Fuccy, Joseph                                                        405                      37                 368
Gardner, Gary Paul                                                 4,121                   3,262                 859
Gomez, Julian                                                      2,677                     421               2,256
Gomez, Ruthe P., for the Ruthe P. Gomez Trust DTD 7/28/90          5,118                   3,669               1,449
Goss, George                                                          93                      93                   0
Grovsvenor, Craig                                                    145                     145                   0
Highstreet, Derek W.                                               6,609                   4,526               2,083
Hirose, David                                                        364                     362                   2
Jacobs, Robert Martin                                              1,211                     316                 895
Jeffers, George K. CUST for Emily A. Jeffers                         910                     910                   0
Keany, Thomas                                                          5                       5                   0
Kemna, Marc                                                           84                      84                   0
Ketron, Russell W.                                                 1,091                   1,091                   0
Kobe, David                                                          286                     286                   0
Kocen, Bryan                                                         329                     329                   0
Kocen, Gail Gordon                                                   163                     163                   0
Kocen, Jo Ann                                                      2,733                   2,733                   0
Kocen, Joel                                                        3,465                   3,465                   0
Koval, John Joseph                                                    60                      60                   0
Lagen, Douglas Allan                                                 688                     688                   0
Leininger, Steve                                                     363                     363                   0
MR Beal and Company                                                  838                     838                   0
Maczuga, Joseph W.                                                 2,128                   2,128                   0
Mariner Financial Services                                        17,951                  17,951                   0
Marshak, William                                                      71                      69                   2
McClain, E. Bruce                                                     47                      47                   0
McClellan, Jay D.                                                     68                      68                   0
McCourt, Daniel                                                    4,342                   3,883                 459
Miles, Joseph E.                                                     240                     240                   0
Mortimore, George                                                    279                     279                   0
Mosher, Jerry Smith                                                5,792                   1,820               3,972
Mouille, Patricia                                                     16                      16                   0
Muir, Richard B.                                                 212,711                   1,963             210,748
Neve, Gerald                                                           1                       1                   0
Newell, Tim                                                        1,061                   1,061                   0
Newman, Lawrence                                                   1,665                   1,665                   0
Norton, Frank D.                                                   1,489                   1,489                   0
Pacific Continental                                                   70                      70                   0
Pear, Richard B.                                                      12                      12                   0
Planners Independent Management, Inc.                                557                     557                   0
Potter, Marc                                                           6                       6                   0
Prout, Stephen                                                     1,599                   1,599                   0
Ramsden, David T.                                                  1,971                   1,971                   0
Ringen, Gary                                                          43                      43                   0
Riopel, Peter Charles                                                 76                      31                  45
Rolih, Louis                                                         130                     130                   0

                                                              STOCK OWNED        STOCK OFFERED FOR       STOCK OWNED
REGISTERED OWNER                                           PRIOR TO OFFERING    STOCKHOLDERS ACCT.      AFTER OFFERING
----------------                                           -----------------    ------------------      --------------
Sabin, Gary B.                                                   936,323                     740             935,583
Scheller, Fred                                                     2,835                   2,835                   0
Schindler, Theodore                                                  748                     569                 179
Slater, Bruce                                                         40                      40                   0
Soares, DeWayne C.                                                 2,004                   2,004                   0
Southard, Charles J.                                                  54                      54                   0
Stead, Gary                                                           36                      36                   0
Stritzinger, Robert                                                  151                     151                   0
Sturgess, Stuart                                                      68                      68                   0
Sumida, Harvard                                                      277                     275                   2
Sunstein, Steven R.                                                   88                      88                   0
Titan Value Equities                                               5,229                   5,229                   0
Trowbridge, David R.                                                 524                     524                   0
United Pacific Securities, Inc.                                    2,082                   2,082                   0
Van Rensselaer, Ned                                                  145                     139                   6
Vaughn, Anthony                                                      844                     844                   0
Waid, Charles V.                                                     158                     158                   0
Walsh, John                                                        1,400                   1,400                   0
Warner Beck, Inc.                                                 20,478                  20,478                   0
Wolfe, Linda                                                          44                      44                   0
Wong, Benjamin                                                       987                     987                   0
Yadron, Robert                                                        89                      89                   0
Yee, Clarence                                                      4,829                     729               4,100
Young, Stephen                                                       261                     261                   0
                                                             -----------               ---------        ------------
                                                   TOTALS      1,288,739                 121,388           1,167,351


         Except as set forth below, none of the Selling Stockholders has any position, office or other material relationship with the Company or any of its affiliates (or had any such position, office or material relationship within the past three years), or will own greater than one percent of the Common Stock after this offering.

         Warner Beck, Inc., a broker/dealer firm which belongs to the National Association of Securities Dealers, Inc., is a wholly owned subsidiary of Excel Interfinancial Corporation ("EIC"). Gary B. Sabin, President, Chief Executive Officer and Chairman of the Board of the Company, owns approximately 69.3% of the outstanding common stock of EIC, and Richard B. Muir, Graham R. Bullick, Ronald H. Sabin and Mark T. Burton, executive officers of the Company, hold in the aggregate approximately 25.8% of the outstanding common stock of EIC.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders are entitled to distribute from time to time up to 121,388 shares of the Securities, representing approximately 0.8% of the outstanding Common Stock of the Company on a fully diluted basis as of June 30, 1996. The Selling Stockholders' plan of distribution is set forth on the cover page of this Prospectus.

                                     EXPERTS

         The financial statements and related schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and incorporated by reference in this Prospectus have been incorporated by reference in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Latham & Watkins, San Diego, California. Latham & Watkins will rely as to certain matters of Maryland law, including the legality of the Securities, on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

================================================================================

         No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.




                           ---------------------------






                                TABLE OF CONTENTS

                                                 PAGE
                                                 ----

Available Information.........................     2

Incorporation of Certain
    Documents by Reference....................     2

The Company...................................     3

Selling Stockholders .........................     4

Plan of Distribution .........................     6

Experts.......................................     6

Legal Matters ................................     7

================================================================================

                            EXCEL REALTY TRUST, INC.




                                 121,388 SHARES

                                  COMMON STOCK







                               P R O S P E C T U S













                               ____________, 1996


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

      Securities and Exchange Commission registration fee...............................................    $   807
      Blue Sky fees and expenses........................................................................      2,000
      Public accountants' fees..........................................................................      5,000
      Company legal fees and expenses...................................................................     11,000
      Miscellaneous expenses............................................................................      1,193

                TOTAL...................................................................................    $20,000

All of the above items except the registration fee are estimates.

Item 15.  Indemnification of Directors and Officers.

         The Company's bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporate Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

         4.1 Distributor's Warrant Purchase Agreement, dated as of April 1, 1993, by and between Excel Realty Trust, Inc. and Warner Beck, Inc. (incorporated by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-11, File No. 33-63160, filed with the Commission on May 21, 1993, as amended).

         4.2 Distributor's Warrant Purchase Agreement, dated as of April 17, 1993, by and between Excel Realty Trust, Inc. and Warner Beck, Inc. (incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-11, File No. 33-63160, filed with the Commission on May 21, 1993, as amended).

         5.1      Opinion of Ballard Spahr Andrews & Ingersoll.

         23.1     Consent of Ballard Spahr Andrews & Ingersoll (included in
                  Exhibit 5.1 hereto).

         23.2     Consent of Coopers & Lybrand L.L.P.

         24.1     Power of Attorney (included on the signature page hereto).

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of October, 1996.

                                EXCEL REALTY TRUST, INC.


                                By:/s/ GARY B. SABIN
                                   -------------------------------------------
                                         Gary B. Sabin
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Gary B. Sabin and Richard B. Muir, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.

Signature                                 Title                                     Date
---------                                 -----                                     ----

/s/ GARY B. SABIN                         President, Chief Executive Officer and    October 11, 1996
------------------------------            Chairman of the Board (Principal
Gary B. Sabin                             Executive Officer)

/s/ RICHARD B. MUIR                       Executive Vice President, Secretary and   October 11, 1996
------------------------------            Director
Richard B. Muir

/s/ DAVID A. LUND                         Chief Financial Officer (Principal        October 11, 1996
------------------------------            Financial and Accounting Officer)
David A. Lund

/s/ BOYD A. LINDQUIST                     Director                                  October 11, 1996
------------------------------
Boyd A. Lindquist

/s/ D. CHARLES MARSTON                    Director                                  October 1, 1996
------------------------------
D. Charles Marston

/s/ ROBERT E. PARSONS, JR.                Director                                  October 11, 1996
------------------------------
Robert E. Parsons, Jr.

/s/ BRUCE A. STALLER                      Director                                  October 11, 1996
------------------------------
Bruce A. Staller

/s/ JOHN H. WILMOT                        Director                                  September 30, 1996
------------------------------
John H. Wilmot

                                  EXHIBIT INDEX


         The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit No.            Description                                                           Page
-----------            -----------                                                           ----

4.1                    Distributor's Warrant Purchase Agreement, dated as of April 1,        --
                       1993, by and between Excel Realty Trust, Inc. and Warner Beck,
                       Inc. (incorporated by reference to Exhibit 10.25 to the Company's
                       Registration Statement on Form S-11, File No. 33-63160, filed with the Commission on May 21, 1993, as amended).

4.2                    Distributor's Warrant Purchase Agreement, dated as of April 17,       --
                       1993, by and between Excel Realty Trust, Inc. and Warner Beck,
                       Inc. (incorporated by reference to Exhibit 10.23 to the Company's
                       Registration Statement on Form S-11, File No. 33-63160, filed with the Commission on May 21, 1993, as amended).

5.1                    Opinion of Ballard Spahr Andrews & Ingersoll.                         15

23.1                   Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit     --
                       5.1 hereto).

23.2                   Consent of Coopers & Lybrand L.L.P.                                   17

24.1                   Power of Attorney (included on the signature page hereto).            --